UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2026

_________________________________________________________
Science Applications International Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)
(703) 676-4300
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SAIC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On November 2, 2026, Science Applications International Corporation (the “Company”) announced that it commenced and subsequently priced a private offering to eligible purchasers of $500 million aggregate principal amount of Senior Notes due 2034 (the “Notes”), subject to market and certain other conditions (the “Offering”).
The Company intends to use the net proceeds from the Offering to redeem all of its outstanding 4.875% Senior Notes due 2028 (the “2028 Notes”) and to pay estimated fees and expenses of the Offering, with any remaining net proceeds being used for general corporate purposes.
Each of the Company’s existing and future domestic subsidiaries that guarantee the Company’s obligations under the Company’s Third Amended and Restated Credit Agreement and certain other indebtedness, including the 5.875% Senior Notes due 2033, will guarantee the Notes on a senior unsecured basis. The Notes and the guarantees will be the Company's and each guarantor’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness and will rank senior in right of payment to any of the Company’s and the guarantors’ future subordinated indebtedness.
The closing of the Offering is expected to occur on or about November 13, 2026, subject to customary closing conditions.
Copies of the press releases announcing the launch and pricing of the Offering are being filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
This Current Report on Form 8-K does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other securities, nor will there be any sale of the Notes or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2028 Notes.
The Notes and related guarantees are being offered and sold only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States under Regulation S of the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 2, 2026

99.2	Press Release, dated November 2, 2026

104	Cover Page Interactive Data File, formatted as Inline XBRL

Forward-Looking Statements
Certain statements in this Current Report on Form 8-K contain or are based on forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “projects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “outlook,” and similar words or phrases. Forward-looking statements in this release may include, among others, statements relating to the Offering, our ability to complete the Offering and the anticipated use of net proceeds therefrom. Such statements are not guarantees of future performance and are subject to risks and uncertainties, including but not limited to changes in market conditions, regulatory and legal developments, governmental and political conditions, competitive pressures, technological advancements, economic conditions, supply chain disruptions, and the risk factors mentioned below that could cause actual results to differ materially from those expressed or implied in this release. The risk factors that could cause our actual results to differ materially from those results anticipated by our forward-looking statements include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition

and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”), which may be viewed or obtained through the Investor Relations section of our website at www.saic.com or on the SEC’s website at www.sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company expressly disclaims any duty to update or revise any forward-looking statements provided in this Current Report on Form 8-K to reflect subsequent events, changed circumstances or expectations, or the occurrence of unanticipated events after the date of those statements or to conform these statements to actual results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 2, 2026
Science Applications International Corporation

By:	/s/ Hilary L. Hageman
Hilary L. Hageman
Executive Vice President, General Counsel and Corporate Secretary